                                                                  Exhibit (e)(2)

                               AMENDED SCHEDULE A

                               SCHEDULE OF SERIES

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Distribution fees in the amount of 0.25% for Class A shares and 0.50% for Class R shares based on average net assets may be paid to Directed Services, Inc. for shares of the following Series of the ING Investors Trust:

PORTFOLIO                                                       CLASS
---------                                                       -----
ING AIM Mid Cap Growth Portfolio                                A, R
ING Alliance Mid Cap Growth Portfolio                           A, R
ING Capital Guardian Large Cap Value Portfolio                  A, R
ING Capital Guardian Managed Global Portfolio                   A, R
ING Capital Guardian Small Cap Portfolio                        A, R
ING Developing World Portfolio                                  A, R
ING Eagle Asset Value Equity Portfolio                          A, R
ING FMR(SM) Diversified Mid Cap Portfolio                       A, R
ING Goldman Sachs Internet Tollkeeper(SM) Portfolio             A, R
ING Hard Assets Portfolio                                       A, R
ING International Portfolio                                     A, R
ING Janus Growth and Income Portfolio                           A, R
ING Janus Special Equity Portfolio                              A, R
ING Jennison Equity Opportunities Portfolio                     A, R
ING JPMorgan Fleming International Enhanced EAFE Portfolio      A, R
ING JPMorgan Fleming Small Cap Equity Portfolio                 A, R
ING Limited Maturity Bond Portfolio                             A, R
ING Liquid Assets Portfolio                                     A
ING Marsico Growth Portfolio                                    A, R
ING Mercury Focus Value Portfolio                               A, R
ING Mercury Fundamental Growth Portfolio                        A, R
ING MFS Mid Cap Growth Portfolio                                A, R
ING MFS Research Portfolio                                      A, R
ING MFS Total Return Portfolio                                  A, R
ING PIMCO Core Bond Portfolio                                   A, R
ING Salomon Brothers All Cap Portfolio                          A, R
ING Salomon Brothers Investors Portfolio                        A, R
ING T. Rowe Price Capital Appreciation Portfolio                A, R
ING T. Rowe Price Equity Income Portfolio                       A, R
ING UBS U.S. Balanced Portfolio                                 A, R

PORTFOLIO                                                       CLASS
---------                                                       -----
ING Van Kampen Equity Growth Portfolio                          A, R
ING Van Kampen Global Franchise Portfolio                       A, R
ING Van Kampen Growth and Income Portfolio                      A, R
ING Van Kampen Real Estate Portfolio                            A, R
ING PIMCO High Yield Portfolio*                                 A, R
ING Stock Index Portfolio*                                      A
Global Balanced Series*                                         A, R

* These Series have not commenced operations as of May 29, 2003.